Exhibit 10.4
FIRST AMENDMENT TO TERM LOAN AGREEMENT
     This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “First Amendment”) is made as of this 23rd day of August, 2005 by and among Hines REIT Properties, L.P., a Delaware limited partnership, having an address at c/o Hines Interests Limited Partnership, 2800 Post Oak Blvd., Suite 5000, Houston, Texas 77056, as borrower (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, with a principal place of business at 127 Public Square, Cleveland, Ohio 44114 (“KeyBank”), in its capacity as administrative agent (“Administrative Agent”) for itself and the other lending institutions which may hereafter become parties to the Term Loan Agreement (as hereinafter defined), as amended by this First Amendment (each, a “Lender” and collectively the “Lenders”), and Lender, and solely with respect to paragraph 16 hereof, Hines Real Estate Investment Trust, Inc., a Maryland corporation (“Guarantor”).
     WHEREAS, Borrower, Administrative Agent and Lender, entered into that certain Term Loan Agreement dated as of June 28, 2005 (the “Term Loan Agreement”), relating to a certain $60,000,000 loan made by Lender to Borrower (the “Loan”) evidenced by a promissory note issued by Borrower to Lender on June 28, 2005 (the “Existing Note”); and
     WHEREAS, Borrower has repaid a portion of the Loan and has now requested additional borrowing capacity under the Term Loan Agreement in order to fund the acquisition of a certain real property located at 3100 McKinnon Street in Dallas, Texas, commonly known as the Citymark Office Building (the “Dallas Acquisition”);
     WHEREAS, Lender has agreed to increase the Maximum Loan Amount (as defined in the Term Loan Agreement) by $15,000,000 and permit the proceeds of borrowings under the Term Loan Agreement to fund the Dallas Acquisition, subject to the terms and conditions set forth herein; and
     WHEREAS, concurrently with the execution and delivery of this First Amendment, Borrower shall issue to Lender a new promissory note in the stated principal amount of $75,000,000 and the Existing Note shall be cancelled.
     NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:
          1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Term Loan Agreement.
          2. Section 1.3 of the Term Loan Agreement is hereby deleted in its entirety and replaced with the following:
Borrower has applied to Administrative Agent for a loan of Seventy-Five Million Dollars ($75,000,000) (the “Facility”) the proceeds of which are to be used solely for the purposes of acquiring the California Property and the Dallas Property.

          3. The aggregate principal amount of the promissory notes of “Sixty Million Dollars ($60,000,000)” set forth in Section 3.1(ii) is hereby deleted and replaced with “Seventy-Five Million Dollars ($75,000,000)”.
          4. The following definition is hereby inserted in Exhibit A of the Term Loan Agreement:
Dallas Property means the 11-story office building located at 3100 McKinnon Street in Dallas, Texas, commonly known as the Citymark Office Building.
          5. The definition of “Maximum Loan Amount” in Exhibit A to the Term Loan Agreement is hereby deleted in its entirety and replaced with the following:
Maximum Loan Amount means Seventy-Five Million Dollars ($75,000,000.00) as the same may be reduced pursuant to the terms of this Agreement.
          6. The definition of “Notes” in Exhibit A to the Term Loan Agreement is hereby deleted in its entirety and replaced with the following:
Notes means the promissory notes payable to each of the Lenders in the aggregate principal amount of Seventy-Five Million and 00/100 Dollars ($75,000,000.00), substantially in the form of Exhibit F attached hereto, with the term “Note” meaning any one of the Notes, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
          7. The first sentence of Paragraph 2 (Term Loan Agreement) of the Form of Promissory Note attached as Exhibit F to the Term Loan Agreement is hereby deleted in its entirety and replaced with the following:
This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned “Term Loan Agreement” dated as of June 28, 2005, as amended by the First Amendment to Term Loan Agreement dated as of August 23, 2005 (as the same may be amended, the “Agreement”), in each case by and among Borrower, KeyBank National Association as Administrative Agent for itself and for such other financial institutions as may become parties to the Agreement (the Lender and such other financial institutions are collectively referred to herein as the “Lenders”), and the Lenders, and the Agreement evidences the Facility (as defined in the Agreement) and the Loans (as defined in the Agreement) made pursuant thereto.
          8. Borrower hereby acknowledges and agrees that upon the consummation of the Dallas Acquisition, each of the Subsidiaries named on Schedule I attached hereto shall constitute a Portfolio Investment Entity and the Portfolio Investments listed on such Schedule I shall constitute part of the Collateral as such term is defined in the Pledge Agreement and the Term Loan Agreement.
          9. Immediately following the consummation of the Dallas Acquisition, Borrower shall indirectly own 100% of the Dallas Property.

          10. Any and all references to the Term Loan Agreement in the Credit Documents shall be deemed to refer to the Term Loan Agreement as amended by this First Amendment and as may be further amended from time to time in accordance with the terms of the Term Loan Agreement.
          11. Borrower shall pay to Administrative Agent on or before the date of this First Amendment an increased commitment fee (“Additional Commitment Fee”) in an amount equal to fifty (50) basis points on the increased Commitments ($75,000 for a $15,000,000 Commitment). The recognized amount of the Additional Commitment Fee to the Administrative Agent will be equal to the amount amortized over a 3-year facility commencing on the date of this First Amendment and terminating on the Maturity Date (i.e., $6,250 for a 90-day term). Upon closing of the syndication of the Revolving Financing Facility that the parties contemplate will take out the Loans (including the additional borrowings contemplated hereby), the remaining balance of the Additional Commitment Fee will be applied to the fees to market associated with the syndication of the Revolving Financing Facility (including KeyBank National Association’s targeted final commitment of $27,500,000).
          12. All of the terms and conditions of the Credit Documents (except as modified hereby) shall remain in full force and effect, and Borrower hereby confirms and ratifies all of the representations, warranties and covenants contained in the Term Loan Agreement and the other Credit Documents in all respects as of the date hereof (except for those which are expressly relate to an earlier date).
          13. Borrower represents and warrants to the best of its knowledge and belief that no event has occurred or failed to occur which constitutes, or solely with the passage of time or giving of notice (or both) would constitute, an Event of Default under the Term Loan Agreement or any other Credit Document.
          14. The Borrower represents, warrants and agrees that it has no claims, defenses, counterclaims or offsets against the Administrative Agent and the Lenders in connection with the Loan or any Credit Document, and to the extent that any such claim, defense, counterclaim or offset may exist on the date hereof, the Borrower hereby WAIVES and RELEASES the Administrative Agent and Lenders from same.
          15. This First Amendment shall take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts as of the date first above written.
          16. Guarantor is executing this First Amendment for the sole purpose of acknowledging and agreeing that the Guaranty shall guarantee payment of the Borrower Obligations under the Credit Documents as amended by this First Amendment.
          17. This First Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Pages Follow.]

     IN WITNESS WHEREOF, this First Amendment has been executed and delivered as an instrument under seal as of the date first above written.

BORROWER:

HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: Chief Financial Officer

GUARANTOR: (solely with respect to paragraph 16)

HINES REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, its General Partner

	By:	/s/ Sherri W. Schugart

Name: Sherri W. Schugart
Title: Chief Financial Officer
Borrower’s and Guarantor’s Signature Page to First Amendment to Term Loan Agreement

ADMINISTRATIVE AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By:	/s/ John J. Murphy Name: John J. Murphy Title: John J. Murphy
Administrative Agent’s Signature Page to
First Amendment to Term Loan Agreement

SCHEDULE I
Subsidiaries
Hines REIT 3100 McKinnon Street GP LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Borrower (“Hines REIT 3100 GP”).
Hines REIT 3100 McKinnon Street LP, a Delaware limited partnership and a wholly owned Subsidiary of Borrower (“Hines REIT 3100 LP”). Borrower directly owns 100% of the limited partner interest, or 99.9% of the partner interests, in Hines REIT 3100 LP, and Hines REIT 3100 GP directly owns 100% of the general partner interest, or 0.1% of the partner interests, in Hines REIT 3100 LP.
Portfolio Investments Upon Consummation of Dallas Acquisition

Borrower’s
Portfolio Investment Entity	Direct Ownership Interest
Hines REIT 3100 GP	100% of the member interests
Hines REIT 3100 LP	100% of the limited partner interest

6